CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is dated July 1, 2008, by and between ORAMED Ltd., a company incorporated under the laws of the State of Israel, # 513976712 with an address at High-Tech Park 2/5, Givat Ram, Jerusalem, Israel 93706 (the “Company”) and KNRY, Ltd., a company incorporated under the laws of the State of Israel, # 513836502 with an address at 2 Elza Street, Jerusalem, Israel 93706 (the "Consultant").

R E C I T A L S:

WHEREAS
the Company wishes to obtain consulting services from the Consultant to be provided by Dr. Miriam Kidron Israeli I.D. number _______ (“Miriam”) exclusively and the Consultant wishes to provide the Company with consulting services as an external consultant to the Company through Miriam exclusively and pursuant to the terms and conditions of this Agreement; and

WHEREAS	the parties wish to regulate their legal relations as set forth in this Agreement

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.
Appointment - The Company hereby appoints the Consultant, and the Consultant hereby agrees to serve the Company through Miriam exclusively, in the capacity of a consultant to the Company. For the avoidance of doubt it is hereby clarified that in the event the Consultant ceases to provide the Consulting Services (as hereinafter defined) through Miriam exclusively, the Company shall have the right to terminate this Agreement immediately upon notification of such termination, without any further notice.

2.
The Consulting Services - Until the termination of this Agreement, the Consultant through Miriam exclusively shall, as and when requested by the Company, act as a consultant and render his assistance and participation as the Chief Medical and Technology Officer of the Company and the Company’s US parent (for purposes of this Agreement both the Company and its parent shall be hereinafter referred to as: the “Company”), giving, on a full time basis the full benefit of his knowledge, expertise, technical skill and ingenuity, in all matters involved in or relating to the business thereof (the “Consulting Services”).

3.
Supervision - While acting as a consultant for the Company through Miriam exclusively, the Consultant and Miriam shall be under the supervision of the Board of Directors of the Company and the Boards of Directors of the Company’s parent (shall be hereinafter collectively referred to as the “Board”), and shall report to and receive instructions from the Board.

4.	Commencement of the Agreement - The contractual relationship pursuant to this Agreement commenced on August 1, 2007 (the “Commencement Date”).

5.	Term - Either party may terminate this Agreement, for any reason whatsoever, upon the provision of a 60 days prior written notice (the "Prior Written Notice").

Notwithstanding the foregoing, the Company may, at any time following the Commencement Date, terminate this Agreement immediately by provision of a written notice (and without any further notice, including the Prior Written Notice referred to above), in which case the termination date of this Agreement shall be the effective date of such notice of immediate termination, in any of the following circumstances:

5.1	Commission of a criminal offence, breach of trust or action adverse to the Company, its monies, property, assets or employees by the Consultant and/or Miriam.

5.2	Breach of any of the Consultant’s and/or Miriam’s undertakings as set forth in this Agreement.

5.3	The Consultant is for any reason unable to provide the Consulting Services through Miriam exclusively at a reasonable time as required by the Company pursuant to this Agreement.

6.
Compensation - Effective from May 2008 (inclusive), the Company shall pay to the Consultant in consideration for the performance of the Consulting Services a gross monthly amount of 50,400 + VAT (the “Consideration”), subject to the receipt by the Company of an invoice from the Consultant. Each of the Consultant and Miriam hereby declares that neither of them has, nor shall have in the future, any claims or demands in respect of amounts paid prior to May 2008.

7.
Reimbursement of Expenses - The Consultant will be reimbursed for any reasonable expenses incurred in connection with the performance of the Consulting Services under this Agreement subject to the Company’s prior written authorization, and provided, that, the Consultant submits such verification of the expenses as the Company may require. The Company will reimburse the Consultant for previously approved expenses in accordance with the Company’s then applicable expense reimbursement policy

Additionally, the Company shall reimburse the Consultant for pre-approved travel expenses incurred in connection with the performance of the Consulting Services under this Agreement.

8.
Company car - In addition to the Consideration, the Company shall provide the Consultant with leased car of category 2 for the use and maintenance of Miriam. The Company shall incur all reasonable expenses associated with use of the Car, including fuel expenses, however excluding personal traffic fines, payments to the tax authorities resulting from the use of the Car ("Shovi Shimush") and the like. The use of the Car shall be in accordance with the provisions of the Company's car policy, as may be amended from time to time by the Company. The Consultant shall bear any tax payments resulting from the aforesaid, to the extent applicable. The Car will be returned to the Company by Miriam immediately upon termination of this Agreement, for any reason whatsoever.

9.
Directors' and Officers' Liability Coverage. The Company shall provide the Consultant, for the Benefit of Miriam, (including her heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at the Company's expense.

10.
Notwithstanding the above, the Company has the right to withhold any amounts from payments made to the Consultant under this Agreement, including, inter alia, the Consideration, to the extent necessary to comply with any tax law and any other laws of the State of Israel.

11.	Trade Secrets - Intellectual Property Rights -

11.1
Propriety Information - Each of the Consultant and Miriam agrees during the term of this Agreement and thereafter that it/he will take all steps reasonably necessary to hold the Company’s Proprietary Information in trust and confidence, will not use Proprietary Information in any manner or for any purpose other than providing the Company with the Consulting Services, and will not disclose any such Proprietary Information to any third party without first obtaining Company’s express written consent on a case-by-case basis. By way of illustration but not limitation “Proprietary Information” includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of Company.

11.2
Third Party Information - Each of the Consultant and Miriam understands that the Company has received and will in the future receive from third parties confidential or proprietary information (“Third Party Information”). Each of the Consultant and Miriam agrees to hold Third Party Information in confidence and not to disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or to use, except in connection with the provision of the Consulting Services to the Company, Third Party Information unless expressly authorized in writing by the Company.

11.3
Ownership of Company Work Product - As used in this Agreement, the term“Company Work Product” means any Proprietary Information that is solely or jointly conceived, made, reduced to practice, or learned by the Consultant and/or Miriam in the course of any Consulting Services provided to the Company or in connection therewith.

Each of the Consultant and Miriam irrevocably assigns to the Company all right, title and interest worldwide in and to the Company Work Product and all applicable intellectual property rights related to the Company Work Product, including without limitation, copyrights, trademarks, trade secrets, patents, moral rights, contract and licensing rights (the “Proprietary Rights”). Each of the Consultant and Miriam retains no rights to use the Company Work Product and agrees not to challenge the validity of Company’s ownership in the Company Work Product.

11.4
Assistance - Each of the Consultant and Miriam agrees to cooperate with the Company or its designee(s), both during and after the termination of this Agreement, in the procurement, maintenance and protection of the Company's rights in Company Work Product and to execute, when requested, any other documents deemed necessary by the Company to carry out the purpose of this Agreement.

For the avoidance of any doubt, it is hereby declared that Consultant's and Miriam’s aforementioned undertakings are not limited in time, and shall survive the termination of this Agreement.

12.
No Conflict of Interest - Each of the Consultant and Miriam agrees during the term of the Agreement not to accept any work or enter into any contract or understanding or accept an obligation, inconsistent or incompatible with the Consultant’s and/or Miriam’s obligations under this Agreement or the scope of the Consulting Services. Each of the Consultant and Miriam warrants that there is no other existing contract or duty on the Consultant’s and/or Miriam’s part inconsistent with this Agreement. Each of the Consultant and Miriam further agrees not to disclose to the Company, or induce the Company to use any confidential information that belongs to anyone other than the Company or the Consultant.

13.
Independent Consultant Relationship - Each of the Consultant and Miriam hereby declares and undertakes that its relationship with the Company will be that of an independent consultant and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship between the Company and the Consultant and/or Miriam. Each of the Consultant and Miriam agrees that it/he will not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, profit sharing or retirement benefits, unless otherwise mentioned herein. Furthermore, Each of the Consultant and Miriam agrees that no title that the Consultant and/or Miriam shall carry while acting in the capacity of a consultant of the Company, nor any conduct by the Company or the Consultant, shall derogate from this Section 13.

The Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any tax authority with respect to the Consultant’s performance of the Consulting Services and receipt of fees under this Agreement. Because the Consultant is an independent contractor, the Company will not withhold or make payments for National Insurance Institute; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on the Consultant’s behalf.

Furthermore, each of the Consultant and Miriam hereby declares, that the Consultant is the sole employer of Miriam and therefore the Consultant has the sole and complete liability for Miriam’s employment in any aspect whatsoever including, inter alia, obligations such as payment of taxes, National Insurance, disability, severance pay and other contributions based on fees paid to Miriam. The Consultant hereby agrees to indemnify and defend the Company against any and all such taxes or contributions, including penalties and interest, and the Company shall be entitled to require the Consultant to produce evidence of effecting the payments as aforesaid.

14.
If, for any reason whatsoever a competent authority, including a judicial body, determines that the Consultant or Miriam is the Company’s employee and thus entitled to the benefits of an employee, the following provisions shall apply:

14.1
In lieu of the consideration that was paid to the Consultant from the commencement of this Agreement the Consultant or Miriam shall be deemed only entitled to gross consideration equal to 80% of the consideration paid under this Agreement (the “Adjusted Consideration”) from the date of the commencement of this Agreement.

14.2
Each of the Consultant and Miriam undertakes, jointly and severally, to immediately refund to the Company any amount paid from the Commencement Date of this Agreement in excess of the Adjusted Consideration, such being linked to the Israeli consumer price index (the base index - the index known on the date of each payment made under this Agreement; the new index - the index known on the date of actual refund by the Consultant or Miriam).

15.
Consultant Representation and Warranties - The Consultant hereby represents and warrants that the Consultant has full right and power to enter into and perform this Agreement without the consent of any third party.

16.	Non-Competition and Non-Solicitation.

16.1
Each of the Consultant and Miriam hereby agrees and undertakes that it/he will not serve, so long as the engagement hereunder is applicable and for a period of 12 months following termination thereof for whatever reason, directly or indirectly, as owner, partner, joint venture, stockholder, employee, broker, agent, principal, corporate officer, director, licensor or in any other capacity whatever engage in, become financially interested in, be employed by, or have any connection with any business or venture that competes with the Company's business, including any business which, when this Agreement terminates, the Company contemplates in good faith to be materially engaged in within six (6) months thereafter, provided that the Company has taken demonstrable actions to promote such engagement or that the Company's Board has adopted a resolution authorizing such actions prior to the date of termination; provided, however, that Each of the Consultant and Miriam may own securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent (1%) of any class of stock or securities of such company, so long neither of them has an active role in the publicly owned and traded company as director, employee, consultant or otherwise.

16.2
Each of the Consultant and Miriam hereby agrees and undertakes that during the period of this engagement and for a period of 12 months following the termination thereof for whatever reason, they will not, directly or indirectly, including personally or in any business in which any of them is an officer, director or shareholder, for any purpose or in any place, employ any person (as an employee or consultant) employed or engaged by the Company at such time or during the preceding twelve months.

17.
Return of Company Property - Upon termination of this Agreement or earlier as requested by the Company, each of the Consultant and Each of the Consultant and Miriam hereby will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, electronic devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Work Product, Third Party Information or Proprietary Information of the Company.

Data and software stored on magnetic and other media that cannot be returned shall be destroyed by the Consultant or Each of the Consultant and Miriam hereby together with all copies thereof.

18.	General Provisions -

18.1
Severability - In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

18.2
Governing Law - This Agreement shall be governed by and constructed in accordance with the laws of the State of Israel. The parties hereby expressly consent to the exclusive jurisdiction of the court located in Tel-Aviv, Israel, and all disputes or claims arising out of or related to this Agreement shall be exclusively resolved by the courts located in Tel-Aviv, Israel.

18.3
No Assignment - This Agreement may not be assigned by the Consultant and/or Each of the Consultant and Miriam hereby without the Company’s prior and written consent, and any such attempted assignment shall be void and of no effect.

18.4
Waiver - No waiver by a party of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by a party of any right under this Agreement shall be construed as a waiver of any other right.

18.5
Entire Agreement - This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior agreements and/or discussions between the parties. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged.

18.6	Notices - All communications under this Agreement shall be in writing and shall be delivered by hand or facsimile or mailed by registered or certified mail, postage prepaid:

(i) If to the Consultant, at [to be completed] (facsimile: ( ) - ), or at such other address or facsimile number as the Consultant may have furnished the Company in writing,

(ii) if to the Company, at High-Tech Park 2/5, Givat Ram, PO Box 39098, Jerusalem, Israel 91390, (facsimile: (02-5660004), marked for the attention of CFO or at such other address or facsimile number as it may have furnished the Consultant in writing.

Any notice so addressed shall be deemed to be given: if delivered by hand or by facsimile, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

18.7	Survival - Sections 11, 13, 14, 16 and 17 shall survive termination of this Agreement.

18.8	Section Headings - The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

Oramed Ltd	KNRY Ltd

/s/Chaime Orlev	/s/Nadav Kidron
By: Chaime Orlev	By: Nadav Kidron
Title: Chief Financial Officer	Title: President

I hereby confirm that I have read this Agreement, understood its terms and agree to be personally bound by all its terms and provisions, including without limitations, the provisions of Section 11 and 14 thereto.

/s/Miriam Kidron	July 1, 2008
Miriam Kidron	Date